UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2020

On May 29, 2020, Paratek Pharmaceuticals, Inc. (the “Company”) issued a press release, a copy of which is attached hereto, announcing a change to the time of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2020. As described below, the Annual Meeting will now be held at 9:00 a.m. Eastern Time.

The Notice of Change of Time, a copy of which is also attached hereto, relates to the Notice of Annual Meeting of Stockholders and accompanying proxy statement of the Company (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2020 and mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

This supplement is being filed with the SEC and is being made available to stockholders on or about May 29, 2020.

THE NOTICE AND PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF TIME
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2020

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the time of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Paratek Pharmaceuticals, Inc. (the “Company”) has been changed to 9:00 am Eastern Time.

This Notice of Change in Time should be read in conjunction with the Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated April 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. The Notice of Annual Meeting of Stockholders is hereby amended only to reflect the change in time of the Annual Meeting.

By Order of the Board of Directors,

William M. Haskel

Corporate Secretary

Boston, Massachusetts

May 29, 2020

Paratek Announces Change to Time of 2020 Annual Meeting of Stockholders

BOSTON, May 29, 2020 – Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK), a commercial-stage biopharmaceutical company focused on the development and commercialization of novel life-saving therapies for life-threatening diseases or other public health threats for civilian, government and military use, today announced its virtual 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will now be held at 9:00 a.m. Eastern Time.

The previously announced date of the Annual Meeting, June 10, 2020, will not change. As described in the proxy materials previously distributed for the Annual Meeting, stockholders as of the close of business on April 13, 2020, the record date, may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/PRTK2020 by entering the 16-digit control number found in such proxy materials or, for stockholders that hold their shares in “street name,” by following the instructions provided by each such stockholder’s bank or brokerage firm. Online check-in will begin at 8:45 a.m. Eastern Time, and stockholders should allow ample time for the check-in procedures.

About Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel life-saving therapies for life-threatening diseases or other public health threats for civilian, government and military use.

The Company’s lead commercial product, NUZYRA® (omadacycline), is a once-daily oral and intravenous antibiotic available in the U.S. for the treatment of adults with community-acquired bacterial pneumonia and acute bacterial skin and skin structure infections. Paratek has a collaboration agreement with Zai Lab for the development and commercialization of omadacycline in the greater China region and retains all remaining global rights.

Paratek exclusively licensed U.S. rights and rights to the greater China territory for SEYSARA® (sarecycline), a once-daily oral therapy for the treatment of moderate to severe acne vulgaris, to Almirall, LLC (Almirall). Paratek retains the development and commercialization rights for sarecycline in the rest of the world.

In 2019, Paratek was awarded a contract from BARDA to support the development of NUZYRA for the treatment of pulmonary anthrax.

For more information, visit www.ParatekPharma.com or follow @ParatekPharma on Twitter.

Forward Looking Statements

This press release contains forward-looking statements including statements related to our overall strategy, products, prospects and potential.  All statements, other than statements of historical facts, included in this press release are forward-looking statements, and are identified by words such as "advancing," "expect," "look forward," "anticipate," "continue," and other words and terms of similar meaning. These forward-looking statements are based upon our current expectations and involve substantial risks and uncertainties.  We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements.  Our actual results and the timing of events could differ materially from those included in such forward-looking statements as a result of these risks and uncertainties.  These and other risk factors are discussed under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission.  We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein.

CONTACT:

Investor and Media Relations:
Ben Strain
617-807-6688
ir@ParatekPharma.com